Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 1995, which appears on page 39 of the 1995 Annual Report to Shareholders of Johnson Controls, Inc., which is incorporated by reference in Johnson Controls, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 28 of such Annual Report on Form 10-K.



   PRICE WATERHOUSE LLP
   Milwaukee, WI
   August 20, 1996